Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our reports dated March 1, 2007, with respect to the consolidated financial statements and schedule of Laureate Education, Inc., Laureate Education Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Laureate Education, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

Registration Statements on Form S-3:

Registration Number	Date Filed

33-92014	May 8, 1995
33-92852	May 30, 1995
333-1674	February 26, 1996
333-16111	November 14, 1996
333-21261	February 6, 1997
333-26633	May 7, 1997
333-31273	July 15, 1997
333-39535	November 5, 1997
333-43355	December 29, 1997
333-46747	February 23, 1998
333-48997	March 31, 1998
333-50993	April 24, 1998
333-61083	August 25, 1998
333-65197	October 1, 1998
333-67727	December 4, 1998
333-78961	May 20, 1999
333-82992	February 19, 2002
333-11910	September 17, 2004

Registration Statements on Form S-8:

Name	Registration Number	Date Filed

1987-1991 Employee Stock Option Plan	33-77384	April 6, 1994
1993 Director Stock Option Plan	33-77386	April 6, 1994
1993 Employee Stock Option Plan	33-77390	April 6, 1994
1993 Management Stock Option Plan	33-77388	April 6, 1994
1997 Employee Stock Purchase Plan	333-21963	February 18, 1997
1998 Stock Incentive Plan	333-62011	August 21, 1998
1993 Employee Stock Option Plan and Employee Stock Purchase Plan	33-77390	September 14, 1998
2005 Stock Incentive Plan, 2003 Stock Incentive Plan, and 1998 Stock Incentive Plan	333-127887	August 26, 2005
2005 Stock Incentive Plan, 401(k) Retirement Savings Plan, Nonqualified Stock Option Agreement with Rosemarie Mecca	333-137804	October 4, 2006

/s/ Ernst & Young LLP

Baltimore, Maryland
March 1, 2007